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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-38765), the Registration Statement on Form S-4 (No. 333-38759), the Registration Statement on Form S-4 (No. 333-70522), the Registration Statement on Form S-8 (No. 333-71063), and the Registration Statement on Form S-8 (No. 333-44742) of Armor Holdings, Inc. of our report dated March 30, 2003 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Jacksonville, Florida
March 30, 2003